EXHIBIT 5(a)
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                     [SCHIFF HARDIN & WAITE LETTERHEAD]

                                July 2, 1998


   Northwestern Corporation
   600 Market Street West
   Huron, South Dakota  57350-1500

   Ladies and Gentlemen:

        We have acted as counsel to Northwestern Corporation, a Delaware corporation (the "Company"), and Northwestern Capital Financing I, Northwestern Capital Financing II and Northwestern Capital Financing III, each a business trust formed under the laws of the state of Delaware (each a "Trust" and collectively the "Trusts"), and are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement ) being filed by the Company and the Trusts with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Company's: (i) Common Stock (including related Common Stock Purchase Rights), par value $1.75 per share (the "Common Stock"); (ii) Preferred Stock, par value $100.00 per share (the "Preferred Stock"); (iii) Preference Stock, par value $50.00 per share (the "Preference Stock"); (iv) Senior Debt Securities (the "Senior Debt Securities"); (v) Subordinated Debt Securities (the "Subordinated Debt Securities"); and (vi) guarantees (the "Guarantees") of Preferred Securities as described below. The Registration Statement also relates to the preferred securities of each of the Trusts (the "Preferred Securities") all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $500,000,000.

        The Senior Debt Securities will be issued pursuant to an Indenture between the Company and The Chase Manhattan Bank, as Trustee (the "Senior Debt Indenture"), and the form of which has been filed as an exhibit to the Registration Statement. The Subordinated Debt Securities will be issued pursuant to a Subordinated Debt Securities Indenture dated August 1, 1995 between the Company and The Chase Manhattan Bank, as Trustee, as supplemented (the "Subordinated Debt Indenture").

        The Preferred Securities may be issued by each Trust pursuant to an Amended and Restated Declaration of Trust to be filed with the Secretary of State of the State of Delaware by the trustees of the relevant Trusts, and the forms of which are filed as exhibits to the Registration Statement. The Guarantees may be issued pursuant to a Preferred Securities Guarantee Agreement (each a "Guarantee Agreement") to be entered into between the Company and Wilmington
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   Trust Company, as trustee, and the forms of which are filed as exhibits to the Registration Statement.

        In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. Based upon such examination, and subject to the limitations, qualifications and assumptions contained herein, we are of the following opinions:

        1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

        2. The Common Stock has been duly authorized and will be validly issued, fully paid, and nonassessable at such time as: (i) the Registration Statement has become effective under the Securities Act, (ii) the Company has received an order of the Federal Energy Regulatory Commission ("FERC") authorizing the issuance and sale of the Common Stock which order is in effect at the time of the issuance and sale, (iii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with resolutions of the Board of Directors of the Company and the Company's Restated Certificate of Incorporation, as amended, and By-laws, and (iv) the Common Stock has been duly issued and sold as contemplated by the Registration Statement and the Company s Restated Certificate of Incorporation, as amended, and By-laws.

        3. The Preferred Stock has been duly authorized and will be validly issued, fully paid, and nonassessable at such time as: (i) the Registration Statement has become effective under the Securities Act, (ii) an appropriate Certificate or Certificates of Designations relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (iii) the Company has received an order of the FERC authorizing the issuance and sale of the Preferred Stock which order is in effect at the time of the issuance and sale, (iv) the terms of the issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with resolutions of the Board of Directors of the Company and the Company's Restated Certificate of Incorporation, as amended, (including the Certificate or Certificates of Designation), and By-laws, and (v) the shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the Company s Restated Certificate of Incorporation (including the Certificate or Certificates of Designation), and By-laws.

        4. The Preference Stock has been duly authorized and will be validly issued, fully paid, and nonassessable at such time as: (i) the Registration Statement has become effective under the Securities

   Act, (ii) an appropriate Certificate or Certificates of Designations relating to a class or series of the Preference Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (iii) the Company has received an order of the FERC authorizing the issuance and sale of the Preference Stock which order is in effect at the time of such issuance and sale, (iv) the terms of the issuance and sale of shares of such class or series of Preference Stock have been duly established in conformity with resolutions of the Board of Directors of the Company and the Company's Restated Certificate of Incorporation, as amended, (including the Certificate or Certificates of Designation), and By-laws, and (v) the shares of such class or series of Preference Stock have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the Company s Restated Certificate of Incorporation (including the Certificate or Certificates of Designation), and By-laws.

        5. The Senior Debt Securities will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the Registration Statement has become effective under the Securities Act, (ii) the Senior Debt Indenture has been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company,
   (iii) the Company has received an order of the FERC authorizing the issuance and sale of the Senior Debt Securities which order is in effect at the time of such issuance and sale, (iv) the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with resolutions of the Board of Directors of the Company and the Senior Debt Indenture, (v) the Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Debt Indenture, and (vi) the Senior Debt Securities have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the Senior Debt Indenture.

        6. The Subordinated Debt Securities will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the Registration Statement has become effective under the Securities Act, (ii) the Company has received an order of the FERC authorizing the issuance and sale of the Common Stock which order is in effect at the time of such issuance and sale, (iii) the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with resolutions of the Board of Directors of the Company and the Subordinated Debt Indenture, (iv) the Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Debt Indenture, and (v) the Subordinated Debt Securities have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the Subordinated Debt Indenture.

        7. The Guarantees will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the Registration Statement has become effective under the Securities Act, (ii) the applicable Guarantee Agreement has been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iii) the Company has received an order of the FERC authorizing the execution and delivery of the applicable Guarantee Agreement which order is in effect at the time of such execution and delivery and (iv) Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto.

        We express opinions herein with respect to the applicability of the laws of the State of Illinois, the United States Federal laws and the General Corporation Law of Delaware, and we express no opinion as to the laws of any other jurisdiction.

        We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

        We hereby consent to the use of this opinion for filing with the Registration Statement as Exhibit 5(a) thereto and the reference to us under the caption "Experts and Legal Opinions" in the Prospectus contained in the Registration Statement.


                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE


                                      By:  /s/ James E. Brown
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                                           James E. Brown